CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Regulation A Offering Statement (Form 1A/A) of our report dated July 24, 2019, relating to the financial statements of Juva Life Inc. for the period ended May 15, 2019, which is part of this Offering Statement.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Professional Accountants

August 16, 2019

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Regulation A Offering Statement (Form 1A/A) of our report dated July 24, 2019, relating to the consolidated financial statements of Juva Life, Inc. for the period ended December 31, 2018, which is part of this Offering Statement.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Professional Accountants

August 16, 2019